SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

AETHLON MEDICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 15, 2020

To the Stockholders of Aethlon Medical, Inc.:

Due to the public health impact of the novel coronavirus (COVID-19) pandemic and to support the health and well-being of our stockholders, employees, partners and communities, NOTICE IS HEREBY GIVEN that the location and time of the 2020 Annual Meeting of Stockholders, or the Annual Meeting, of Aethlon Medical, Inc., or Aethlon Medical, will be held solely over the Internet in a virtual-only format on Tuesday, September 15, 2020, at 8:00 a.m., Pacific Time at https://www.issuerdirect.com/virtual-event/aemd. You will not be able to attend the Annual Meeting in person at a physical location.

As described in the proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you are a stockholder of record of Aethlon Medical at the close of business on July 24, 2020, the record date for the Annual Meeting, or if you hold a valid legal proxy issued by your bank, broker or other nominee. You may access the virtual-only Annual Meeting, vote your shares and will have the opportunity to submit questions electronically by following the instructions available on the meeting website.

To attend the virtual-only Annual Meeting, you must enter a control number and follow the instructions for voting available on the meeting website.

•	If you are a registered stockholder, your control number can be found on the proxy card, notice or email distributed to you.

•	If your shares are held in street name through an intermediary, such as a bank, broker or other nominee, your control number can be found on the voting form provided by your bank, broker or intermediary. For assistance with locating your control number, please contact our proxy solicitor, InvestorCom via email at info@investor-com.com or toll free by phone at (877) 972-0090.

It is important that you review the proxy materials for the Annual Meeting that were distributed to you previously. Whether or not you plan to attend the virtual-only Annual Meeting, we encourage you to vote your shares in advance of the meeting using one of the voting methods described in the proxy materials. The 2020 proxy statement and our Annual Report to stockholders are available at https://www.issuerdirect.com/virtual-event/aemd.

By Order of our Board of Directors

/s/ Charles J. Fisher, Jr., M.D

Charles J. Fisher, Jr., M.D., Chairman of the Board